 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
 Date of Report (Date of earliest event reported): June 6, 2024

WHEELS UP EXPERIENCE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39541	98-1617611
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2135 American Way
Chamblee, Georgia	30341
(Address of principal executive offices)	(Zip Code)
(212) 257-5252
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	UP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Approval of Amendment to Amended and Restated 2021 LTIP
(e)    Wheels Up Experience Inc. (the “Company” or “Wheels Up”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”) on June 6, 2024. At the Annual Meeting, the Company’s stockholders (the “Stockholders”) voted on a proposal to approve an amendment (the “LTIP Amendment”) to the Wheels Up Experience Inc. 2021 Long-Term Incentive Plan, as amended and restated April 1, 2023 (the “Amended and Restated 2021 LTIP”), to increase the aggregate number of shares of the Company's Class A common stock, $0.0001 par value per share (“Common Stock”), available for awards made under the Amended and Restated 2021 LTIP from 5,149,682 to 30,149,682 shares, or an increase of 25,000,000 shares, and extend the termination date of such plan to April 15, 2034. The Company’s Board of Directors (the “Board”) and the Compensation Committee of the Board (the “Compensation Committee”) previously approved the LTIP Amendment on April 15, 2024. As discussed under Item 5.07 below, the Stockholders approved the proposal for the LTIP Amendment at the Annual Meeting. A description of the LTIP Amendment and Amended and Restated 2021 LTIP is included in Proposal No. 4 set forth in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 24, 2024 (the “Proxy Statement”), and is incorporated herein by reference.
Approval of Executive Performance Awards
(e)    At the Annual Meeting, the Stockholders also voted on proposals to approve (i) the Wheels Up Experience Inc. Performance Award Agreement, dated as of November 30, 2023 (the “CEO Performance Award”), granted to George Mattson, the Company’s Chief Executive Officer, and authorize the Company to issue up to 73,000,000 shares of Common Stock thereunder, subject to the satisfaction of the applicable vesting conditions under the CEO Performance Award, if at all, and (ii) the Wheels Up Experience Inc. Performance Award Agreement, dated as of March 3, 2024 (the “CFO Performance Award” and together with the CEO Performance Award, the “Executive Performance Awards”), granted to Todd Smith, the Company’s Chief Financial Officer, and authorize the Company to issue up to 20,000,000 shares of Common Stock thereunder, subject to the satisfaction of the applicable vesting conditions under the CFO Performance Award, if at all. The CEO Performance Award and CFO Performance Award were previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on December 1, 2023 and the Company’s Annual Report on Form 10-K filed with the SEC on March 7, 2024, respectively. As discussed under Item 5.07 below, the Stockholders approved the proposals for the Executive Performance Awards at the Annual Meeting. Descriptions of the CEO Performance Award and CFO Performance Award are included in Proposal Nos. 5 and 6, respectively, set forth in the Proxy Statement and are incorporated herein by reference.
Amendment to Briffa Service Agreement
(e)    On June 6, 2024, Air Partner Limited (“Air Partner”), an indirect subsidiary of the Company, and Mark Briffa, the Company’s EVP, Charter & CEO of Air Partner, entered into Amendment No. 2 to Director's Service Agreement (the “Service Agreement Amendment”), which became effective upon execution. The Service Agreement Amendment amended Mr. Briffa’s existing Director’s Service Agreement, dated as of April 28, 2022 (as amended, the “Service Agreement”), to: (i) update Mr. Briffa’s title to EVP, Charter & CEO of Air Partner; (ii) require no less than 12 weeks’ written notice to the other party of any resignation from employment by Mr. Briffa or termination of Mr. Briffa’s employment by Air Partner (except pursuant to Sections 24.1 or 29.2 of the Service Agreement); and (iii) provide for Mr. Briffa’s participation in the Sales Incentive Award (as defined below). Except for the amendments set forth in the Service Agreement Amendment, the terms of Mr. Briffa’s employment with Air Partner continue to be subject to the Service Agreement.
Briffa Sales Incentive Award
(e)    Following approval by the Compensation Committee, Wheels Up Partners LLC, an indirect subsidiary of the Company, and Mr. Briffa entered into, the Charter Sales Adjusted EBITDA Incentive Plan Award Agreement, dated June 6, 2024 (the “Sales Incentive Award”). The Sales Incentive Award provides Mr. Briffa the opportunity to earn an additional cash bonus (a “Sales Bonus”) upon the achievement of certain Charter Sales Adjusted EBITDA

(as defined in the Sales Incentive Award) goals specified in the Sales Incentive Award. The achievement of the Charter Sales Adjusted EBITDA goals will be determined by the Compensation Committee for each of fiscal years 2024, 2025 and 2026. If the target Charter Sales Adjusted EBITDA goal is achieved for a specific plan year, Mr. Briffa will be entitled to receive a Sales Bonus equal to 3% of such goal amount, which percentage is subject to adjustment by a range of 80-150% of the goal amount depending on the corresponding level of achievement. Any Sales Bonus attributable to a specific plan year will accrue for potential payment after December 31, 2026, subject to Mr. Briffa’s continued service through such date. If the Charter Sales Adjusted EBITDA threshold goal is not met for a specific plan year, Mr. Briffa will not be entitled to receive any Sales Bonus attributable to such year. In addition, if the cumulative Charter Sales Adjusted EBITDA threshold for 2024-2026 is not achieved, any accrued but unpaid Sales Bonus will be forfeited.
If Mr. Briffa’s employment terminates other than for a reason listed in Section 24.1 of the Service Agreement, he will be entitled to receive the pro rata portion of the Sales Bonus based on the Charter Sales Adjusted EBITDA achieved through the date of termination and extrapolated through the end of the then current term year. Otherwise, any termination of Mr. Briffa’s employment with Air Partner will result in forfeiture of any amounts payable under the Sales Incentive Award.
The foregoing summaries of the LTIP Amendment, CEO Performance Award, CFO Performance Award, Service Agreement Amendment and Sales Incentive Award do not purport to be complete and are qualified in their entirety by reference to the LTIP Amendment, CEO Performance Award, CFO Performance Award, Service Agreement Amendment and Sales Incentive Award, copies of which are attached or incorporated by reference into this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and incorporated herein by reference.
Item 5.07    Submission of Matters to a Vote of Security Holders.
The Annual Meeting was held on June 6, 2024. Proxies for the Annual Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended. At the Annual Meeting, the Stockholders voted on six proposals that are described in detail in the Proxy Statement.
Present at the Annual Meeting in person or by proxy were holders representing 435,329,233 shares of Common Stock, or approximately 82% of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting, which constituted a quorum. A brief description of, and the final vote results for, the proposals follows.
1.    The Stockholders voted to reelect four Class III directors on the Board to serve until the 2027 annual meeting of stockholders or until the election and qualification of their respective successors:

Nominee	Votes For	Withheld	Broker Non-Votes
Alain Bellemare	428,989,782	143,299	6,196,152
Adam Cantor	428,440,072	693,009	6,196,152
Zachary Lazar	426,483,148	2,649,933	6,196,152
Lee Moak	429,011,110	121,971	6,196,152

2.    The Stockholders voted to approve the non-binding, advisory vote on named executive officer compensation for the fiscal year ended December 31, 2023:

Votes For	Votes Against	Abstentions	Broker Non-Votes
425,621,648	3,397,623	113,810	6,196,152

3.    The Stockholders voted to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024:

Votes For	Votes Against	Abstentions
434,994,694	195,060	139,479

4.    The Stockholders voted to approve the LTIP Amendment to increase the aggregate number of shares of Common Stock of the Company available for awards made under the Amended and Restated 2021 LTIP and extend the termination date of such plan to April 15, 2034:

Votes For	Votes Against	Abstentions	Broker Non-Votes
428,603,604	462,790	66,687	6,196,152

5.    The Stockholders voted to approve the CEO Performance Award and authorize the Company to issue up to 73,000,000 shares of Common Stock thereunder, subject to the satisfaction of the applicable vesting conditions under the CEO Performance Award, if at all:

Votes For	Votes Against	Abstentions	Broker Non-Votes
425,610,885	3,498,574	23,622	6,196,152

6.    The Stockholders voted to approve the CFO Performance Award and authorize the Company to issue up to 20,000,000 shares of Common Stock thereunder, subject to the satisfaction of the applicable vesting conditions under the CFO Performance Award, if at all:

Votes For	Votes Against	Abstentions	Broker Non-Votes
425,591,285	3,515,333	26,463	6,196,152

Item 9.01     Financial Statements and Exhibits.
 (d)    Exhibits.

Exhibit Number	Description
10.1*†	Amendment No. 1 to Wheels Up Experience Inc. 2021 Long-Term Incentive Plan, as amended and restated April 1, 2023, and forms of award agreements thereunder
10.2†+
Wheels Up Experience Inc. Performance Award Agreement, dated as of November 30, 2023, by and between Wheels Up Experience Inc. and George Mattson (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 1, 2023)

10.3†
Wheels Up Experience Inc. Performance Award Agreement, dated as of March 3, 2024, by and between Wheels Up Experience Inc. and Todd Smith (incorporated by reference to Exhibit 10.29 to the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 7, 2024)

10.4*†+	Amendment No. 2 to Director’s Service Agreement, dated as of June 6, 2024, by and between Mark Briffa and Air Partner Limited
10.5*†+	Charter Sales Adjusted EBITDA Incentive Plan Award, dated June 6, 2024, by and between Mark Briffa and Wheels Up Partners LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*    Filed herewith.
†    Identifies each management contract or compensatory plan or arrangement.
+    Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Item (601)(b)(10) of Regulation S-K. In addition, schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELS UP EXPERIENCE INC.

Date: June 7, 2024	By:	/s/ George Mattson
		Name:	George Mattson
		Title:	Chief Executive Officer